Exhibit 99.2

EPAM REPORTS RESULTS FOR FIRST QUARTER 2022

Q1 REVENUES

$1.172B

50.1% ↑ YoY (REPORTED)

40.1% ↑ YoY (ORGANIC)

OUTLOOK Q2 2022

REVENUES AT LEAST

$1.140B

29% ↑ YoY

NON-GAAP DILUTED EPS* AT LEAST

$1.70

-17% ↓ YoY

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenue	YoY
TRAVEL & CONSUMER	$265M	91% ↑
FINANCIAL SERVICES	$260M	54% ↑
BUSINESS INFORMATION & MEDIA	$194M	32% ↑
SOFTWARE & HI-TECH	$190M	29% ↑
LIFE SCIENCES & HEALTHCARE	$124M	36% ↑
EMERGING	$139M	59% ↑

REVENUES BY GEOGRAPHY

Geography	Revenue	YoY
AMERICAS	$687M	46% ↑
EMEA	$422M	63% ↑
CEE	$33M	10% ↑
APAC	$30M	41% ↑

DILUTED EARNINGS PER SHARE

$1.52 GAAP EPS — **-18.3%** ↓ YoY

$2.49 NON-GAAP EPS* — **37.6%** ↑ YoY

EMPLOYEES AND LOCATIONS

61,600 TOTAL EPAMERS

55,050+ DESIGNERS, ENGINEERS & CONSULTANTS

45+ COUNTRIES

* REFER TO THE COMPANY'S EARNINGS RELEASE FOR GAAP TO NON-GAAP RECONCILIATION OF DILUTED EARNINGS PER SHARE